EXHIBIT 99

        HIGH COPPER-GOLD GRADES INTERSECTED AT XIETONGMEN PROPERTY, CHINA

EXHIBIT 99

       HIGH COPPER-GOLD GRADES INTERSECTED AT XIETONGMEN PROPERTY, CHINA

July 13, 2005, Vancouver, BC - Ronald W. Thiessen, President and CEO of Continental Minerals Corporation (TSX Venture-KMK; OTC.BB-KMKCF) and Anthony Garson, President and CEO of China NetTV Holdings Inc. (OTCBB: CTVH) are pleased to announce that the initial exploration drill holes have discovered broad intervals of high-grade copper and gold mineralization at the Xietongmen copper-gold project, located 240 kilometres southwest of Lhasa in Tibet, People's Republic of China. Through a venture with China NetTV, Continental can earn a 60% interest in the Xietongmen property by making payments and project expenditures of US$10 million prior to November 9, 2007. Continental is the operator of the exploration programs.

The Xietongmen property hosts porphyry-like, disseminated and quartz-stockwork copper and gold mineralization within a four kilometre long alteration zone that had previously been probed by two historical drill holes spaced approximately 250 metres apart. Continental has commenced a grid drilling program, designed to systematically delineate the copper-gold mineralization on the property. Assay results to date show strong continuity of mineralization and correlation between copper and gold values. Given the success of the initial drilling, six drill rigs have been mobilized to site to rapidly delineate and expand this significant new copper-gold discovery.

Results from drill holes numbered 5001 through 5006, and 5008 are reported below, along with the two historical holes ZK301 and ZK701, which are included for completeness. A drill hole location map and cross section are attached to this news release.


                                     XIETONGMEN ASSAY TABLE

                     From      To (metres) Intercept  (Intercept)    Cu        Au       CuEQ       AuEQ
  Drill Hole       (metres)                (metres)     (feet)       %1       g/t1       %2         %2
-------------------------------------------------------------------------------------------------------

 5001                   15.80     277.60    261.80         859      0.41      0.60       0.76      1.30

 5001    Incl.          44.55      70.00     25.45          84      0.74      0.81       1.21      2.08

 5002                    8.60     259.90    251.30         824      0.55      0.82       1.03      1.76

 5002    Incl.          44.50      77.20     32.70         107      0.96      0.77       1.41      2.42

 5003                    2.50     226.10    223.60         734      0.37      1.04       0.98      1.67

 5003    Incl.          99.10     123.20     24.10          79      0.92      2.47       2.36      4.05

 5004                   46.50     294.00    247.50         812      0.57      0.67       0.96      1.65

 5004    Incl.          46.50     188.00    141.50         464      0.70      0.77       1.15      1.97

 5005                   20.40     200.00    179.60         589      0.36      0.53       0.67      1.15

 5005    Incl.          20.40     122.50    102.10         335      0.43      0.63       0.80      1.37

 5006                   18.70     242.70    224.00         735      0.49      0.76       0.93      1.60

 5006    Incl.          18.70     121.60    102.90         338      0.71      0.99       1.29      2.21

 5008                   17.00     306.00    289.00         948      0.63      1.07       1.25      2.15

 5008    Incl.          40.20      70.00     29.80          98      1.05      0.89       1.57      2.69

 5008    Incl.         155.00     181.30     26.30          86      0.98      1.67       1.95      3.35

ZK0301                  34.64     269.21    234.57         770      0.47      0.58       0.81      1.39

ZK0301   Incl.          64.69     180.28    115.59         379      0.57      0.68       0.97      1.66

ZK0701                  25.40     231.90    206.50         677      0.66      1.43       1.49      2.56

ZK0701   Incl.          25.40     118.05     92.65         304      0.97      1.96       2.11      3.62


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1 Copper capped at 5%, gold capped at 10 g/t for all calculations.

2 Copper and gold equivalent calculations use metal prices of US$1.00/lb for copper and US$400/oz for gold. Adjustment factors to account for differences in relative metallurgical recoveries for gold and copper will depend upon the completion of definitive metallurgical testing.
AuEQ = (Cu % x 22.046/12.86) + Au g/t
CuEQ = Cu % + (Au g/t x 12.86/22.046)

In addition, holes 5007, 5009-5016, and 5018 have now been drilled. Core samples from these holes are being moved through the data logging and assaying process and further results will be reported when received. Drilling is ongoing with holes 5017, and 5019-23 currently being drilled. These holes extend the porphyry-like copper and gold mineralization over an area measuring approximately 300 metres by 300 metres and the discovery remains open in all horizontal directions, with mineralized intervals thickening to the north.

As part of its commitment to responsible mineral development, Continental has initiated a community relations program on behalf of the venture, designed to establish an active dialogue with local residents in the Tibetan villages and the various authorities in the region. The goal of this active engagement is to ensure that the activities provide direct, tangible benefits for local residents and communities, in a manner that respects local socio-economic priorities and incorporates a high standard of environmental management. At this early exploration stage, the program has included providing employment opportunities for local residents and assisting a community school to acquire operating resources.

Infrastructure for the project site includes a paved highway and a hydroelectric transmission line that pass near to the southern boundary of the property. The highway provides access to the city of Rikaze, approximately 53 kilometres to the east, where fuel, food, lodging and office facilities are available. Other supplies, heavy equipment, equipment operators and vehicles are readily obtainable in Lhasa.

Mark Rebagliati, P.Eng., a Qualified Person as defined under National Instrument 43-101, is supervising the drilling program and quality assurance and quality control ("QAQC") on behalf of Continental Minerals Corporation. The program includes rigorous QAQC procedures. Acme Analytical Laboratories of Vancouver, BC, an ISO 9001:2000 accredited laboratory, performs the sample preparation and assaying for the project. Gold analysis is by 30 g Fire Assay fusion with an Inductively Coupled Plasma-Emission Spectroscopy (ICP-ES) finish. Copper assays are done by four acid digestion with an ICP-ES finish. Continental includes standards, blanks and duplicates in addition to the laboratory's internal quality control work.

For further information:

Continental Minerals Corporation                       China NetTV Holdings Inc.
Tel: 604 684 6365                                      Tel: 604 641 1366
Toll Free 1 800 667 2114                               www.ctvh-holdings.com
www.continentalminerals.com


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No regulatory authority has approved or disapproved the information contained in this news release.

This release includes certain statements that may be deemed "forward-looking statements". All statements in this release, other than statements of historical facts, that address future production, reserve potential, exploration drilling, exploitation activities and events or developments that the companies expect are forward-looking statements. Although the companies believe the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include market prices, exploitation and exploration successes, and continued availability of capital and financing, and general economic, market or business conditions. Investors are cautioned that any such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements.

For more information on Continental Minerals Corporation, Investors should review the Company's annual Form 20-F filing with the United States Securities Commission and its home jurisdiction filings that are available at www.sedar.com.

For more  information on China NetTV Holdings Inc.,  Investors should review the
Company's  annual  Form  with  the  United  States   Securities   Commission  at
www.sec.gov.

                               ------------------

China NetTV Holdings Inc.
World Trade Centre Suite 536
999 Canada Place, Vancouver, BC V6C 3E2 CANADA
Tel: 1(604) 641-1366; Fax:1(604) 641 - 1377
Webpage: www.ctvh-holdings.com;